SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of Bigeon, a corporation organized under the laws of the state of Nevada (the “Company”); one share of Common Stock has a price of $0.02 per share. Accordingly, the Subscriber hereby agrees as follows:

1.           Subscription.

1.1

The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $0.02 per share.  This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2

The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon: (i)

receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii)

 receipt of all funds for the subscription of shares hereunder.

2.           Purchase Procedure.  The Subscriber acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company:

2.1	One (1) executed counterpart of this Subscription Agreement; and
2.2

 A check, trade draft or media due bill in the amount set forth in this Agreement, representing payment in full for the Shares desired to

 be purchased hereunder, made payable to the order of Bigeon. Wire transfer and telegraphic transfer are also accepted.

3.           Representations of Subscriber.  By executing this Agreement, the Subscriber makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1             Such Subscriber acknowledges the public availability of the Company’s current prospectus. This prospectus is made available in the Company’s most recent S-1 Registration Statement deemed effective on _______, 2018. In this prospectus, it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

3.2             All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

4.           Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Nevada.

5.           Persons Bound.  This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

6.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

7.           CERTIFICATION.  THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

The undersigned, desiring to subscribe for the number of Shares of Bigeon (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

Number of Shares _____________________________ x $0.02 Per Share
Total Amount of Subscription: ___________________

Exact name of Subscriber: ______________________

Signature of Subscriber:

Date: _______________________________________

Residence or Physical Mailing Address:

__________________________________

__________________________________

__________________________________